SEI TAX EXEMPT TRUST

                           MANAGER:
                           SEI FUND MANAGEMENT

                           DISTRIBUTOR:
                           SEI FINANCIAL SERVICES COMPANY

                           INVESTMENT ADVISERS AND SUB-ADVISERS:
                           INTRUST BANK, N.A.
                           MORGAN GRENFELL CAPITAL MANAGEMENT INCORPORATED SEI FINANCIAL MANAGEMENT CORPORATION
                           STANDISH, AYER & WOOD, INC.
                           WEISS, PECK & GREER L.L.C.

This Statement of Additional Information is not a Prospectus. It is intended to provide additional information regarding the activities and operations of SEI Tax Exempt Trust (the "Trust") and should be read in conjunction with the Trust's Prospectuses dated December 31, 1996. Prospectuses may be obtained by writing the Trust's distributor, SEI Financial Services Company, Oaks, Pennsylvania 19456, or by calling 1-800-342-5734.

                                TABLE OF CONTENTS

THE TRUST.......................................................................................................S-2
DESCRIPTION OF PERMITTED INVESTMENTS............................................................................S-2
DESCRIPTION OF RATINGS..........................................................................................S-5
THE MANAGER....................................................................................................S-10
THE ADVISERS AND SUB-ADVISER...................................................................................S-11
DISTRIBUTION AND SHAREHOLDER SERVICING.........................................................................S-12
TRUSTEES AND OFFICERS OF THE TRUST.............................................................................S-15
PERFORMANCE....................................................................................................S-17
DETERMINATION OF NET ASSET VALUE...............................................................................S-20
PURCHASE AND REDEMPTION OF SHARES..............................................................................S-21
SHAREHOLDER SERVICES...........................................................................................S-22
TAXES    ......................................................................................................S-23
PORTFOLIO TRANSACTIONS.........................................................................................S-25
DESCRIPTION OF SHARES..........................................................................................S-28
LIMITATION OF TRUSTEES' LIABILITY..............................................................................S-28
SHAREHOLDER LIABILITY..........................................................................................S-29
5% SHAREHOLDERS................................................................................................S-29
EXPERTS  ......................................................................................................S-31
FINANCIAL STATEMENTS...........................................................................................S-31

December 31, 1996

THE TRUST

SEI Tax Exempt Trust (the "Trust") is an open-end management investment company established as a Massachusetts business trust pursuant to a Declaration of Trust dated March 15, 1982. The Declaration of Trust permits the Trust to offer separate series ("portfolios") of units of beneficial interest ("shares") and separate classes of portfolios. This Statement of Additional Information relates to the following portfolios: Tax Free, Institutional Tax Free, California Tax Exempt, Intermediate-Term Municipal, Pennsylvania Municipal, Pennsylvania Tax Free, Kansas Tax Free Income and New York Intermediate-Term Municipal Portfolios (each a "Portfolio," and collectively, the "Portfolios"), and any different classes of the Portfolios. Except for differences between the Class A, Class B, Class C, Class D and Class G shares of any Portfolio pertaining to sales loads, shareholder servicing and administrative services plans, distribution plans, transfer agency costs, voting rights and/or dividends, each share of each Portfolio represents an equal proportionate interest in that Portfolio with each other share of that Portfolio.

DESCRIPTION OF PERMITTED INVESTMENTS

ALL PORTFOLIOS

BANKERS' ACCEPTANCES -- Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by a commercial bank. Bankers' acceptances are issued by corporations to finance the shipment and storage of goods. Maturities are generally six months or less.

CERTIFICATES OF DEPOSIT -- Certificates of deposit is an interest-bearing instrument with a specific maturity. They are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. Certificates of deposit with penalties for early withdrawal will be considered illiquid.

COMMERCIAL PAPER -- Commercial paper is a term used to describe unsecured short-term promissory notes issued by banks, municipalities, corporations and other entities. Maturities on these issues vary from one to 270 days.

FIXED INCOME SECURITIES -- Fixed income securities are debt obligations issued by corporations, municipalities and other borrowers. The market value of the Portfolio's fixed income investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Changes by recognized rating agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments. Changes in the value of portfolio securities will not necessarily affect cash income derived from these securities, but will affect the Portfolio's net asset value.

INVESTMENT COMPANY SHARES - Each Portfolio may invest in shares of other investment companies, to the extent permitted by applicable law and subject to certain restrictions set forth in this statement of additional information. These investment companies typically incur fees that are separate from those fees incurred directly by the Portfolio. A Portfolio's purchase of such investment company securities results in the layering of expenses, such that shareholders would indirectly bear a proportionate share of the operating expenses of such investment companies, including advisory fees, in addition to paying Portfolio expenses. Under applicable regulations, a Portfolio is prohibited from acquiring the securities of another investment company if, as a result of such acquisition: (1) the Portfolio owns more than 3% of the total voting stock of the other company; (2) securities issued by any one investment company represent more than 5% of the Portfolio's total assets; or (3) securities (other than treasury stock) issued by all investment companies represent more than 10% of the total assets of the Portfolio.

MUNICIPAL LEASES -- Each Portfolio may invest in instruments, or participations in instruments, issued in connection with lease obligations or installment purchase contract obligations of municipalities ("municipal lease obligations").

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Although municipal lease obligations do not constitute general obligations of the issuing municipality, a lease obligation is ordinarily backed by the municipality's covenant to budget for, appropriate funds for, and make the payments due under the lease obligation. However, certain lease obligations contain "non-appropriation" clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose in the relevant years. Municipal lease obligations are a relatively new form of financing, and the market for such obligations is still developing. Municipal leases will be treated as liquid only if they satisfy criteria set forth in guidelines established by the Board of Trustees, and there can be no assurance that a market will exist or continue to exist for any municipal lease obligation.

MUNICIPAL NOTES -- Municipal notes consist of general obligation notes, tax anticipation notes (notes sold to finance working capital needs of the issuer in anticipation of receiving taxes on a future date), revenue anticipation notes (notes sold to provide needed cash prior receipt of expected non-tax revenues from a specific source), bond anticipation notes, tax and revenue anticipation notes, certificates of indebtedness, demand notes, and construction loan notes. The maturities of the instruments at the time of issue will generally range from three months to one year.

MUNICIPAL BONDS -- Municipal bonds are debt obligations issued to obtain funds for various public purposes. A Portfolio may purchase private activity or industrial development bonds if the interest paid is exempt from federal income tax. These bonds are issued by or on behalf of public authorities to raise money to finance various privately-owned or -operated facilities for business and manufacturing, housing, sports, and pollution control. These bonds are also used to finance public facilities such as airports, mass transit systems, ports, parking or sewage or solid waste disposal facilities, as well as certain other categories. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

REPURCHASE AGREEMENTS -- Repurchase agreements are agreements under which securities are acquired from a securities dealer or bank subject to resale on an agreed upon date and at an agreed upon price which includes principal and interest. The Portfolio or its agent will have actual or constructive possession of the securities held as collateral for the repurchase agreement. The Portfolio bears a risk of loss in the event the other party defaults on its obligations and the Portfolio is delayed or prevented from exercising its right to dispose of the collateral securities, or if the Portfolio realizes a loss on the sale of the collateral securities. The Advisers or Sub-Adviser will enter into repurchase agreements on behalf of the Portfolio only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Board of Trustees. These guidelines currently permit the Portfolios to enter into repurchase agreements only with approved banks and primary securities dealers, as recognized by the Federal Reserve Bank of New York, which have minimum net capital of $100 million, or with a member bank of the Federal Reserve System. Repurchase agreements are considered to be loans collateralized by the underlying security. Repurchase agreements entered into by the Portfolios will provide that the underlying security at all times shall have a value at least equal to 102% of the price stated in the agreement. This underlying security will be marked to market daily. The Advisers or Sub-Adviser will monitor compliance with this requirement. Under all repurchase agreements entered into by the Portfolios, the Custodian or its agent must take possession of the underlying collateral. However, if the seller defaults, the Portfolios could realize a loss on the sale of the underlying security to the extent the proceeds of the sale are less than the resale price. In addition, even though the Bankruptcy Code provides protection for most repurchase agreements, if the seller should be involved in bankruptcy or insolvency proceedings, the Portfolios may incur delays and costs in selling the security and may suffer a loss of principal and interest if the Portfolios are treated as unsecured creditors.

STANDBY COMMITMENTS-PUT TRANSACTIONS - The Portfolios reserve the right to engage in put transactions. The Advisers and Sub-Adviser have the authority to purchase securities at a price which would result in a yield to maturity lower than that generally offered by the seller at the time of purchase when the Portfolios can simultaneously acquire the right to sell the securities back to the seller, the issuer, or a third party (the "writer") at an

                                       S-3
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agreed-upon price at any time during a stated period or on a certain date. Such a right is generally denoted as a "standby commitment" or a "put." The purpose of engaging in transactions involving puts is to maintain flexibility and liquidity to permit the Portfolios to meet redemptions and remain as fully invested as possible in municipal securities. The right to put the securities depends on the writer's ability to pay for the securities at the time the put is exercised. The Portfolios would limit their put transactions to institutions which the Adviser or Sub-Adviser believes present minimum credit risks, and the Adviser or Sub-Adviser would use its best efforts to initially determine and continue to monitor the financial strength of the sellers of the options by evaluating their financial statements and such other information as is available in the marketplace. It may, however, be difficult to monitor the financial strength of the writers because adequate current financial information may not be available. In the event that any writer is unable to honor a put for financial reasons, a Portfolio would be a general creditor (i.e., on a parity with all other unsecured creditors) of the writer. Furthermore, particular provisions of the contract between a Portfolio and the writer may excuse the writer from repurchasing the securities; for example, a change in the published rating of the underlying securities or any similar event that has an adverse effect on the issuer's credit or a provision in the contract that the put will not be exercised except in certain special cases, for example, to maintain portfolio liquidity. A Portfolio could, however, at any time sell the underlying portfolio security in the open market or wait until the portfolio security matures, at which time it should realize the full par value of the security.

The securities purchased subject to a put, may be sold to third persons at any time, even though the put is outstanding, but the put itself, unless it is an integral part of the security as originally issued, may not be marketable or otherwise assignable. Therefore, the put would have value only to the Portfolio. Sale of the securities to third parties or lapse of time with the put unexercised may terminate the right to put the securities. Prior to the expiration of any put option, a Portfolio could seek to negotiate terms for the extension of such an option. If such a renewal cannot be negotiated on terms satisfactory to the Portfolio, the Portfolio could, of course, sell the security. The maturity of the underlying security will generally be different from that of the put. The Intermediate-Term Municipal, Pennsylvania Municipal and Kansas Tax Free Income Portfolios will consider the "maturity" of a security subject to a put to be the first date on which it has the right to demand payment from the writer of the put although the final maturity of the security is later than such date.

The Trust has received a private letter ruling from the Internal Revenue Service that, to the extent it purchases securities subject to the right to put them back to the seller in order to maintain liquidity to meet redemption requirements, it will be treated as the owner of those securities for federal income tax purposes. No assurance can be given that legislative, judicial or administrative changes may not be forthcoming which could modify the Trust's private letter ruling.

TIME DEPOSITS -- Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities.

WHEN-ISSUED SECURITIES -- These securities involve the purchase of debt obligations on a when-issued basis, in which case delivery and payment normally take place within 45 days after the date of commitment to purchase. The Portfolios will only make commitments to purchase obligations on a when-issued basis with the intention of actually acquiring the securities, but may sell them before the settlement date. The when-issued securities are subject to market fluctuation, and no interest accrues to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing obligations on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself. In that case there could be an unrealized loss at the time of delivery.

The Portfolios will establish segregated accounts with the Custodian and will maintain liquid, high grade assets in an amount at least equal in value to the Portfolios' commitments to purchase when-issued securities.

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DESCRIPTION OF RATINGS

MUNICIPAL NOTE RATINGS. A Standard & Poor's Corporation ("S&P") note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in 3 years or less will likely receive a note rating. Notes maturing beyond 3 years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:

      Amortization schedule (the larger the final maturity relative to other maturities the more likely it will be treated as a note).

      Source of Payment (the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note).

Note rating symbols are as follows:

      SP-1 Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

      SP-2 Satisfactory capacity to pay principal and interest.

Moody's Investors Service, Inc. ("Moody's") highest rating for state and municipal and other short-term notes is MIG-1 and VMIG-1. Short-term municipal securities rated MIG-1 or VMIG-1 are of the best quality. They have strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing or both. Municipal obligations rated MIG-2 and VMIG-2 are high quality. Margins of protection are ample although not so large as in the preceding group.

MUNICIPAL AND CORPORATE BOND RATINGS. Bonds rated AAA have the highest rating S&P assigns to a debt obligation. Such a rating indicates an extremely strong capacity to pay principal and interest. Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degrees.

Bonds rated A by S&P have a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

Bonds which are rated Aaa by Moody's are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues. Bonds rated Aa by Moody's are judged by Moody's to be of high quality by all standards. Together with bonds rated Aaa, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins or protection may not be as large as in Aaa-rated securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa-rated securities.

Bonds which are rated A by Moody's possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

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Bonds which are rated Baa by Moody's are considered as medium-grade obligations
(i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

COMMERCIAL PAPER RATINGS. Commercial paper rated A by S&P is regarded by S&P as having the greatest capacity for timely payment. Issues rated A are further refined by use of the numbers 1+, 1, 2 and 3 to indicate the relative degree of safety, issues rated A-1+ are those with an "overwhelming degree" of credit protection. Those rated A-1 reflect a "very strong" degree of safety regarding timely payment. Those rated A-2 reflect a "satisfactory" degree of safety regarding timely payment.

Commercial paper issuers rated Prime-1 or Prime-2 by Moody's are judged by Moody's to be of "superior" quality and "strong" quality, respectively, on the basis of relative repayment capacity.

INVESTMENT LIMITATIONS

No Portfolio may:

1. Borrow money except for temporary or emergency purposes and then only in an amount not exceeding 10% of the value of total assets. The California Tax Exempt Portfolio has a fundamental policy that to the extent such borrowing exceeds 5% of the value of the Portfolio's total assets, borrowing will be done from a bank and in accordance with the requirements of the 1940 Act. This borrowing provision is included solely to facilitate the orderly sale of portfolio securities to accommodate heavy redemption requests if they should occur and is not for investment purposes. All borrowings of the Portfolios, in excess of 5% of its total assets, will be repaid before making additional investments and any interest paid on such borrowings will reduce income.

2. Purchase securities of other investment companies, except that the Intermediate-Term Municipal, Pennsylvania Municipal, Pennsylvania Tax Free and Kansas Tax Free Income Portfolios may only purchase securities of money market funds and the New York Intermediate-Term Municipal Portfolio may purchase securities of other investment companies, in either case, as permitted by the 1940 Act and the rules and regulations thereunder.

3. Make loans, except that any Portfolio may purchase or hold debt instruments in accordance with its investment objective and policies and may enter into repurchase agreements, provided that repurchase agreements maturing in more than seven days, restricted securities and other illiquid securities are not to exceed, in the aggregate, 10% of the Portfolio's net assets, except for the Intermediate-Term Municipal and New York Intermediate-Term Municipal Portfolios, for which it cannot exceed 15% of the Portfolio's net assets.

4. Pledge, mortgage or hypothecate assets except to secure temporary borrowings permitted by (1) above in aggregate amounts not to exceed 10% of the net assets of such Portfolio taken at current value at the time of the incurrence of such loan.

5.    Invest in companies for the purpose of exercising control.

6.    Acquire more than 10% of the voting securities of any one issuer.

7. Purchase or sell real estate, real estate limited partnership interests, commodities or commodities contracts including futures contracts. However, subject to its permitted investments, any Portfolio may invest in municipal securities or other obligations secured by real estate or other interests therein.

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8.    Make short sales of securities, maintain a short position or purchase securities on margin, except that the Portfolio may obtain short-term credits as necessary for the clearance of security transactions.

9. Act as an underwriter of securities of other issuers except as it may be deemed an underwriter in selling a portfolio security.

10. Issue senior securities (as defined in the 1940 Act) except in connection with permitted borrowings as described in the Prospectuses and this Statement of Additional Information or as permitted by rule, regulation or order of the SEC.

11. Purchase or retain securities of an issuer if, to the knowledge of the Trust, an officer, trustee, partner or director of the Trust or any investment adviser of the Trust owns beneficially more than 1/2 of 1% of the shares or securities of such issuer and all such officers, trustees, partners and directors owning more than 1/2 of 1% of such shares or securities together own more than 5% of such shares or securities.

12. Purchase securities of any company which has (with predecessors) a record of less than three years continuing operations (except (i) obligations issued or guaranteed by the United States Government, its agencies or instrumentalities, or (ii) municipal securities which are rated by at least two nationally recognized municipal bond rating services or determined by the Adviser or Sub-Adviser to be of "high quality") if, as a result, more than 5% of the total assets (taken at current value) would be invested in such securities.

13. Purchase warrants, calls, straddles, spreads or combinations thereof, except as permitted by its Prospectus and this Statement of Additional Information.

14. Invest in interests in oil, gas or other mineral exploration or development programs. The Institutional Tax Free Portfolio, the Kansas Tax Free Income Portfolio and the California Tax Exempt Portfolio may not invest in oil, gas or mineral leases.

15. Invest more than 25% of total assets in issues within the same state or similar type projects (except in specified categories). This investment limitation applies to the Intermediate-Term Municipal Portfolio, Tax Free Portfolio, Institutional Tax Free Portfolio, and Pennsylvania Municipal Portfolio. For the Pennsylvania Municipal Portfolio, this limitation does not apply to the extent stated in its investment objective and policies.

The foregoing percentages will apply at the time of the purchase of a security. These investment limitations and the investment limitations in each Prospectus are fundamental policies of the Trust and may not be changed without shareholder approval, except that for the Kansas Tax Free Income Portfolio and New York Intermediate-Term Municipal Portfolio and investment limitations 2, 4, 8, 11, 12, 13 and 14 are not fundamental and do not require shareholder approval to be amended. It is a fundamental policy of the Intermediate-Term Municipal and Pennsylvania Municipal Portfolios to abide by the maturity restrictions and to invest solely in the permitted investments described in this Statement of Additional Information and in their respective Prospectuses.

STATE SPECIFIC DISCLOSURE

The following information constitutes only a brief summary, and is not intended as a complete description.

SPECIAL CONSIDERATIONS RELATING TO CALIFORNIA MUNICIPAL SECURITIES

The ability of issuers to pay interest on, and repay principal of, California municipal securities ("California Municipal Securities") may be affected by (1) amendments to the California Constitution and related statutes that limit the taxing and spending authority of California government entities, and related civil actions, (2) a wide variety of California laws and regulations, and (3) the general financial condition of the State of California.

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AMENDMENTS TO THE CALIFORNIA CONSTITUTION AND RELATED STATUTES. Certain of the
California Municipal Securities may be obligations of issuers who rely in whole or in part on ad valorem real property taxes as a source of revenue. On June 6, 1978, California voters approved an amendment to the California Constitution known as Proposition 13, which added Article XIIIA to the California Constitution. The effect of Article XIIIA is to limit ad valorem taxes on real property, and to restrict the ability of taxing entities to increase real property tax revenues. On November 7, 1978, California voters approved Proposition 8, and on June 3, 1986, California voters approved Proposition 46, both of which amended Article XIIIA. Article XIIIA may require further interpretation by both the Legislature and the courts to determine its applicability to specific situations involving the State and local taxing authorities.

OTHER RELEVANT CALIFORNIA LAWS. A wide variety of California laws and regulations may affect, directly or indirectly, the payment of interest on, or the repayment of the principal of, California Municipal Securities in which the Portfolio may invest. The impact of such laws and regulations on particular California Municipal Securities may vary depending upon numerous factors including, among others, the particular type of Municipal Security involved, the public purpose funded by the Municipal Security and the nature and extent of insurance or other security for payment of principal and interest on the Municipal Security. For example, California Municipal Securities which are payable only from the revenues derived from a particular facility may be adversely affected by California laws or regulations which make it more difficult for the particular facility to generate revenues sufficient to pay such interest and principal, including, among others, laws and regulations which limit the amount of fees, rates or other charges which may be imposed for use of the facility or which increase competition among facilities of that type or which limit or otherwise have the effect of reducing the use of such facilities generally, thereby reducing the revenues generated by the particular facility. California Municipal Securities, the payment of interest and principal on which is insured in whole or in part by a California governmentally created fund, may be adversely affected by California laws or regulations which restrict the aggregate insurance proceeds available for payment of principal and interest in the event of a default on such Municipal Securities.

THE GENERAL FINANCIAL CONDITION OF THE STATE OF CALIFORNIA. Since the start of the 1990-91 Fiscal Year, the State has faced the worst economic, fiscal, and budget conditions since the 1930s. Construction, manufacturing (especially aerospace), exports and financial services, among others, have all been severely affected.

The recession has seriously affected State tax revenues, which basically mirror economic conditions. It also caused increased expenditures for health and welfare programs. The State has been facing a structural imbalance in its budget with the largest programs supported by the General Fund - K-12 schools and community colleges, health and welfare, and corrections - growing at rates significantly higher than the growth rates for the principal revenue sources of the General Fund. As a result, the State has experienced recurring budget deficits.

ADDITIONAL CONSIDERATIONS. With respect to Municipal Securities issued by the State of California and its political subdivisions, as well as certain other governmental issuers such as the Commonwealth of Puerto Rico, the Trust cannot predict what legislation, if any, may be proposed in the California State Legislature as regards the California State personal income tax status of interest on such obligations, or which proposals, if any, might be enacted. Such proposals, if enacted, might materially adversely affect the availability of California Municipal Securities for investment by the Portfolios and the value of the Portfolios' investments.

SPECIAL CONSIDERATIONS RELATING TO KANSAS MUNICIPAL SECURITIES

STATE DEBT. The State does not issue general obligation debt but has issued certificates of participation which are subject to annual legislative appropriation. The State has also issued revenue bonds for the Highway and Turnpike systems, for various Regents system higher education facilities and for various state agency projects.

LOCAL GOVERNMENT DEBT. Local government in Kansas consists of numerous individual units. Each unit is distinct and independent of other local units, although they may overlap geographically. These various local governmental units are empowered by statute to issue general obligation and/or revenue supported debt. The degree to which

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overlapping debt exists will vary considerably across the state and is a factor in evaluating the risk involved in a given bond issue. Debt can be levied by counties, cities or townships, schools and districts (e.g., fire, sewer, rural water, drainage, etc.). The county treasurer is authorized to collect for and remit to the various issuers in the county the tax receipts due.

TAX LAW CHANGES. The State Legislature passed a statute that made all Kansas bond issues dated after December 31, 1987 exempt from Kansas income taxes. Prior to the passage of that statute only certain issues, primarily state and industrial development revenue bonds were exempt from Kansas income tax. This change in the law has made the Kansas municipal bond market more homogenous and deeper rather than segmented by tax status, as was the case previously. The change has increased the number and amount of high quality, rated issues available in the Kansas income tax-exempt market. The Legislature could change the situation by reverting to a narrower base of Kansas income tax-exempt issues, perhaps in response to budgetary constraints. This would make it more difficult for the Kansas Tax Free Income Portfolio to invest in Kansas income tax-exempt issues and would likely decrease the yield on the Portfolio's subsequent purchases.

SPECIAL CONSIDERATIONS RELATING TO NEW YORK MUNICIPAL SECURITIES

REVENUES AND EXPENDITURES. New York's Governmental Funds receive a majority of their revenues from taxes levied by the State. Investment income, fees and assessments, abandoned property collections, and other varied sources supply the balance of the receipts for these Funds. New York's major expenditures are grants to local governments. These grants include disbursements for elementary, secondary and higher education, social services, drug abuse control, and mass transportation programs.

STATE DEBT. Under the State Constitution, the State may not, with limited exceptions for emergencies, undertake long term borrowing (i.e., borrowing for more than one year) unless the borrowing is authorized in a specific amount for a single work or purpose by the Legislature and approved by the voters. There is no limitation on the amount of long term debt that may be so authorized and subsequently incurred by the State. The State may undertake short term borrowings without voter approval (i) in the anticipation of the receipt of taxes and revenues, by issuing tax and revenue anticipation notes, and (ii) in anticipation of the receipt of proceeds from the sale of duly authorized but unissued bonds, by issuing bond anticipation notes. The State Constitution provides that the State may guarantee the repayment of certain borrowings to carry out designated projects by the New York State Thruway Authority, the Job Development Authority and the Port Authority of New York and New Jersey.

NEW YORK CITY. The fiscal health of the State is closely related to the fiscal health of its localities, particularly the City, which has required and continues to require significant financial assistance from the State.

SPECIAL CONSIDERATIONS RELATING TO PENNSYLVANIA MUNICIPAL SECURITIES

REVENUES AND EXPENDITURES. The Constitution of Pennsylvania provides that operating budget appropriations may not exceed the estimated revenues and available surplus in the fiscal year for which funds are appropriated. Annual budgets are enacted for the General Fund and for certain special revenue funds which represent the majority of expenditures of the Commonwealth. Pennsylvania's Governmental Funds receive a majority of their revenues from taxes levied by the Commonwealth. Interest earnings, licenses and fees, lottery ticket sales, liquor store profits, miscellaneous revenues, augmentations and federal government grants supply the balance of the receipts of these funds. Revenues not required to be deposited in another fund are deposited in the General Fund. Pennsylvania's major expenditures include funding for education and public health and human services.

COMMONWEALTH DEBT. Current constitutional provisions permit Pennsylvania to issue the following types of debt: (i) debt to suppress insurrection or rehabilitate areas affected by disaster, (ii) electorate approved debt, (iii) debt for capital projects subject to an aggregate debt limit of 1.75 times the annual average tax revenues of the preceding five fiscal years and (iv) tax anticipation notes payable in the fiscal year of issuance. All debt except tax anticipation notes must be amortized in substantial and regular amounts.

Pennsylvania engages in short-term borrowing to fund expenses within a fiscal year through the sale of tax anticipation notes which must mature within the fiscal year of issuance. The principal amount issued, when added to that already outstanding, may not exceed in the aggregate 20% of the revenues estimated to accrue to the appropriate fund in the fiscal year. The Commonwealth is not permitted to fund deficits between fiscal years with any form of debt. All year-end deficit balances must be funded within the succeeding fiscal year's budget. Pending the issuance of bonds, Pennsylvania may issue bond anticipation notes subject to the applicable statutory and constitutional limitations generally imposed on bonds. The term of such borrowings may not exceed three years. The Commonwealth currently has no bond anticipation notes outstanding.

STATE-RELATED OBLIGATIONS. Certain state-created agencies have statutory authorization to incur debt for which legislation providing for state appropriations to pay debt service thereon is not required. The debt of these agencies is supported by assets of, or revenues derived from, the various projects financed and the debt of such agencies is not an obligation of Pennsylvania although some of the agencies are indirectly dependent on Commonwealth appropriations.

LOCAL GOVERNMENT DEBT. Local government in Pennsylvania consists of numerous individual units. Each unit is distinct and independent of other local units, although they may overlap geographically. There is extensive general legislation applying to local government. Municipalities may also issue revenue obligations without limit and without affecting their general obligation borrowing capacity if the obligations are projected to be paid solely from project revenues. Municipal authorities and industrial development authorities are also widespread in Pennsylvania. An authority is organized by a municipality acting singly or jointly with another municipality and is governed by a Board appointed by the governing unit of the creating municipality or municipalities. Typically, authorities are established to acquire, own and lease or operate one or more projects and to borrow money and issue revenue bonds to finance them.

THE MANAGER

The Management Agreement provides that SEI Fund Management (the "Manager") shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its duties or from reckless disregard of its duties and obligations thereunder.

The continuance of the Management Agreement must be specifically approved at least annually (i) by the vote of a majority of the Trustees or by the vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to the Management Agreement or an "interested person" (as that term is defined in the 1940 Act) of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. The Management Agreement is terminable at any time as to any Portfolio without penalty by the Trustees of the Trust, by a vote of a majority of the outstanding shares of the Portfolio or by the Manager on not less than 30 days' nor more than 60 days' written notice.

The Manager, a Delaware business trust, has its principal business offices at Oaks, Pennsylvania 19452. SEI Financial Management Corporation ("SFM"), a wholly-owned subsidiary of SEI Investments Company ("SEI"), is the owner of all beneficial interest in the Manager. SEI and its subsidiaries, including the Manager, are leading providers of funds evaluation services, trust accounting systems, and brokerage and information services to financial institutions, institutional investors and money managers. The Manager and its affiliates also serve as administrator to the following other mutual funds: The Achievement Funds Trust; The Advisors' Inner Circle Fund; The Arbor Fund; ARK Funds; Bishop Street Funds; CoreFunds, Inc.; CrestFunds, Inc.; CUFUND; FMB Funds, Inc.; First

American Funds, Inc.; First American Investment Funds, Inc.; First American Strategy Funds; Marquis Funds(R); Monitor Funds; Morgan Grenfell Investment Trust; The Pillar Funds; The PBHG Funds, Inc.; Profit Funds Investment Trust; Rembrandt Funds(R); Santa Barbara Group of Mutual Funds, Inc.; 1784 Funds(R); SEI Asset Allocation Trust; SEI Daily Income Trust; SEI Index Funds; SEI Institutional Investments Trust; SEI Institutional Managed Trust; SEI International Trust; SEI Liquid Asset Trust; Stepstone Funds; STI Classic Funds; STI Classic Variable Trust; and Turner Funds.

For the fiscal years ended August 31, 1994, 1995, and 1996 the Portfolios paid management fees, after waivers and/or reimbursements as follows:


                                             FEES PAID (000)                   FEES WAIVED OR REIMBURSED
                                                                                        (000)
                                     ------------------------------         -------------------------------
            PORTFOLIO
                                     1994        1995          1996         1994         1995          1996
=============================================================================================================
Tax Free Portfolio               $1,128       $   991      $1,099        $  353       $   207      $  158
-------------------------------------------------------------------------------------------------------------
Institutional Tax Free           $1,569       $ 1,548      $1,697        $1,482       $ 1,567      $1,283
Portfolio
-------------------------------------------------------------------------------------------------------------
California Tax Exempt            $  145       $   486      $  581        $  334       $   330      $  305
Portfolio
-------------------------------------------------------------------------------------------------------------
Intermediate-Term                $  357       $   288      $  279        $  177       $   125      $   74
Municipal Portfolio
-------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal           $  338       $   132      $  183        $  224       $   253      $  174
Portfolio
-------------------------------------------------------------------------------------------------------------
Pennsylvania Tax Free            $    6       $    42      $   66        $   27       $    33      $   43
Portfolio
-------------------------------------------------------------------------------------------------------------
Kansas Tax Free Income           $   68       $    91      $  101        $   22       $     3      $    0
Portfolio
-------------------------------------------------------------------------------------------------------------
New York Intermediate-                *             *           *             *             *            *
Term Municipal Portfolio
=============================================================================================================

*Not in operation during the period.

THE ADVISERS AND SUB-ADVISER

Each Advisory Agreement or Sub-Advisory Agreement provides that each Adviser or Sub-Adviser shall not be protected against any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

The continuance of each Advisory or Sub-Advisory Agreement after the first two
(2) years must be specifically approved at least annually (i) by the vote of a majority of the outstanding shares of that Portfolio or by the Trustees, and
(ii) by the vote of a majority of the Trustees who are not parties to such Advisory or Sub-Advisory Agreement or "interested persons" of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Each Advisory or Sub-Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time without penalty by the Trustees of the Trust or, with respect to a Portfolio, by a majority of the outstanding shares of that Portfolio, on not less than 30 days' nor more than 60 days' written notice to the Adviser or Sub-Adviser, or by the Adviser or Sub-Adviser on 90 days' written notice to the Trust.

For the fiscal years ended August 31, 1994, 1995 and 1996, the Portfolios paid advisory fees, after waivers and/or reimbursements as follows:


                                                 FEES PAID (000)                     FEES WAIVED OR REIMBURSED (000)
                                        ---------------------------------          ----------------------------------
             PORTFOLIO
                                        1994           1995          1996          1994          1995            1996
=======================================================================================================================
Tax Free Portfolio                  $ 259          $ 129         $ 137         $   0         $   0          $   0
-----------------------------------------------------------------------------------------------------------------------
Institutional Tax Free              $ 360          $ 334         $ 325         $   0         $   0          $   0
Portfolio
-----------------------------------------------------------------------------------------------------------------------
California Tax Exempt               $  91          $ 137         $ 151         $   0         $   0          $   0
Portfolio
-----------------------------------------------------------------------------------------------------------------------
Intermediate-Term Municipal         $ 163          $ 131         $ 254         $  73         $  60          $   0
Portfolio+
-----------------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal              $ 233          $ 262         $ 202         $ 161         $   4          $   0
Portfolio
-----------------------------------------------------------------------------------------------------------------------
Pennsylvania Tax Free               $   4          $   8         $  12             0       $   0            $   0
Portfolio
-----------------------------------------------------------------------------------------------------------------------
Kansas Tax Free Income              $   0          $   0         $   0         $ 180         $ 188          $ 202
Portfolio
-----------------------------------------------------------------------------------------------------------------------
New York Intermediate-Term              *              *             *             *             *              *
Municipal Portfolio
=======================================================================================================================

* Not in operation during the period.
+ Amounts paid for the Portfolio since April 16, 1996 were paid to SFM, who paid
  Standish, Ayer & Wood out this advisory fee.

DISTRIBUTION AND SHAREHOLDER SERVICING

The Trust has adopted Distribution Plans for Class D and Class G shares of the Portfolios (the "Plans") in accordance with the provisions of Rule 12b-1 under the 1940 Act, which regulates circumstances under which an investment company may directly or indirectly bear expenses relating to the distribution of its shares. In this regard, the Board of Trustees has determined that the Plans and the Distribution Agreement are in the best interests of the shareholders. Continuance of the Plans must be approved annually by a majority of the Trustees of the Trust and by a majority of the trustees who are not "interested persons" of the Trust as that term is defined in the 1940 Act and who have no direct or indirect financial interest in the operation of a Distribution Plan or in any agreements related thereto ("Qualified Trustees"). The Plans require that quarterly written reports of amounts spent under the Plans and the purposes of such expenditures be furnished to and reviewed by the Trustees. The Plans may not be amended to increase materially the amount which may be spent thereunder without approval by a majority of the outstanding shares of the Portfolio or class affected. All material amendments of the Plans will require approval by a majority of the Trustees of the Trust and of the Qualified Trustees.

The Plans provide that the Trust will pay the Distributor a fee on the Class D and Class G shares of the Portfolio. The Distributor may use this fee for: (i) compensation for its services in connection with distribution assistance or provision of shareholder services or (ii) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers and the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services.

The Portfolios have also adopted shareholder servicing plans for its Class A, Class B, Class C and Class G shares (the "Service Plans"), and Administrative Services Plans for its Class B and Class C shares. Under these Service and Administrative Services Plans, the Distributor may perform, or may compensate other service providers for performing, the following shareholder and administrative services: maintaining client accounts; arranging for bank wires; responding to client inquiries concerning services provided on investments; assisting clients in changing dividend options, account designations and addresses; sub-accounting; providing information on share positions to clients; forwarding shareholder communications to clients; processing purchase, exchange and redemption orders; and processing dividend payments. Under the Service and Administrative Services Plans, the Distributor may retain as a profit any difference between the fee it receives and the amount it pays to third parties.

For the fiscal year ended August 31, 1996, the Portfolios paid the following amounts pursuant to the Distribution Plans:


                                                            Amount Paid to
                                                            Third Parties
                                                            by Distributor                      Prospectus           Costs
                                                           of Distribution-                     Printing &         Associated
                                   Total         Basis          Related            Sales          Mailing             with
     Portfolio/Class               Amount       Points         Services          Expenses         Costs          Registration
------------------------------------------------------------------------------------------------------------------------------
Tax Free Portfolio -              $200,621       .06%         $         0        $149,491         $14,595              36,535
Class A**
------------------------------------------------------------------------------------------------------------------------------
Institutional Tax                 $477,463       .06%             $43,099        $328,981         $33,453             $71,930
Free Portfolio -
Class A**
------------------------------------------------------------------------------------------------------------------------------
Institutional Tax                 $ 66,597       .36%             $56,587        $  7,557          $  789             $ 1,664
Free Portfolio -
Class B**
------------------------------------------------------------------------------------------------------------------------------
California Tax                    $ 25,267       .06%            $      0        $ 19,087          $1,889             $ 4,291
Exempt Portfolio -
Class A**
------------------------------------------------------------------------------------------------------------------------------
California Tax                           *         *                    *               *               *                   *
Exempt Portfolio -
Class B*
------------------------------------------------------------------------------------------------------------------------------
California Tax                           *         *                    *               *               *                   *
Exempt Portfolio -
Class C**
------------------------------------------------------------------------------------------------------------------------------
California Tax                  $1,891,757       .56%          $1,701,171        $140,169         $18,726             $31,691
Exempt Portfolio
Class G+
------------------------------------------------------------------------------------------------------------------------------

                                                            Amount Paid to
                                                            Third Parties
                                                            by Distributor                     Prospectus              Costs
                                                           of Distribution-                    Printing &            Associated
                                   Total         Basis          Related            Sales          Mailing               with
     Portfolio/Class               Amount       Points         Services          Expenses         Costs            Registration
--------------------------------------------------------------------------------------------------------------------------------
Institutional Tax                $   4,150       .56%            $      0        $  3,105         $   371             $   674
Free Portfolio
Class C**
--------------------------------------------------------------------------------------------------------------------------------
New York                                 *         *                    *               *               *                   *
Intermediate-Term
Municipal Portfolio
- Class A
--------------------------------------------------------------------------------------------------------------------------------
Pennsylvania                       $57,636       .06%            $      0        $ 43,371          $4,462            $  9,803
Municipal Portfolio
- Class A**
--------------------------------------------------------------------------------------------------------------------------------
Pennsylvania Tax                   $15,084       .05%            $      0        $ 11,169          $1,274             $ 2,641
Free Portfolio**
--------------------------------------------------------------------------------------------------------------------------------
Intermediate-Term                  $50,572       .05%            $      0        $ 39,775         $    18             $10,779
Municipal Portfolio
- Class A**
--------------------------------------------------------------------------------------------------------------------------------
Kansas Tax Free                    $12,015       .02%            $      0          $    0          $5,965              $6,050
Income Portfolio -
Class A**
--------------------------------------------------------------------------------------------------------------------------------
Kansas Tax Free                          *         *                    *               *               *                   *
Income Portfolio -
Class B**
--------------------------------------------------------------------------------------------------------------------------------
Tax Free Portfolio -              $    527       .40%             $   429           $  79          $    5              $   14
Class D
--------------------------------------------------------------------------------------------------------------------------------

*    Not in operation during the period.
**   As of March 18, 1996, the Distribution Plans for the Trust's Class A,
     Class B and Class C shares were eliminated.
+    Formerly the Class C shares; converted to Class G shares on March 18, 1996.

Except to the extent that the Manager or Advisers benefitted through increased fees from an increase in the net assets of the Trust which may have resulted in part from the expenditures, no interested person of the Trust nor any Trustee of the Trust who is not an interested person of the Trust had a direct or indirect financial interest in the operation of the Distribution Plans or related agreements.

For the fiscal years ended August 31, 1994, 1995 and 1996, the aggregate sales charges payable to the Distributor with respect to the Class D shares for the Tax Free Portfolio were as follows:

                            Aggregate Sales Charge               Amount Retained
          Year              Payable to Distributor               By Distributor
---------------------------------------------------------------------------------
          1994                      $21,795                          $  508
---------------------------------------------------------------------------------
          1995                      $38,648                          $3,468
---------------------------------------------------------------------------------
          1996                      $17,368                          $1,614
---------------------------------------------------------------------------------

TRUSTEES AND OFFICERS OF THE TRUST

The Trustees and executive officers of the Trust and their principal occupations for the last five years are set forth below. Each may have held other positions with the named companies during that period. Unless otherwise noted, the business address of each Trustee and executive officer is SEI Fund Management, Oaks, Pennsylvania 19456. Certain trustees and officers of the Trust also serve as trustees and officers of some or all of the following: The Achievement Funds Trust; The Advisors' Inner Circle Fund; The Arbor Fund; ARK Funds; Bishop Street Funds; CoreFunds, Inc.; CrestFunds, Inc.; CUFUND; First American Funds, Inc.; First American Investment Funds, Inc.; First American Strategy Funds, Inc.; FMB Funds, Inc.; Marquis Funds(R); Monitor Funds; Morgan Grenfell Investment Trust; The PBHG Funds, Inc.; The Pillar Funds; Profit Funds Investment Trust; Rembrandt Funds(R); Santa Barbara Group of Mutual Funds, Inc.; 1784 Funds(R); SEI Asset Allocation Trust; SEI Daily Income Trust; SEI Index Funds; SEI Institutional Investment Trust; SEI Institutional Managed Trust; SEI International Trust; SEI Liquid Asset Trust; Stepstone Funds; STI Classic Funds; STI Classic Variable Trust; and Turner Funds, open-end management investment companies managed by SEI Financial Management Corporation and its affiliates and, with the exception of Profit Funds Investment Trust, Rembrandt(sm) Funds, and Santa Barbara Group of Mutual Funds, Inc., distributed by SEI Financial Services Company.

ROBERT A. NESHER (DOB 08/17/46) - Chairman of the Board of Trustees* - Retired since 1994. Executive Vice President of SEI, 1986-1994. Director and Executive Vice President of the Manager and the Distributor, September, 1981-1994. Trustee of the Arbor Fund, Marquis Funds(R),Advisors' Inner Circle Fund, SEI Asset Allocation Trust, SEI Liquid Asset Trust, SEI Daily Income Trust, SEI Tax Exempt Trust, SEI Index Funds, SEI Institutional Managed Trust, SEI Institutional Investments Trust, SEI International Trust, Insurance Investment Products Trust, 1784 Funds(R), Pillar Funds, Rembrandt Funds(R) and Stepstone Funds.

WILLIAM M. DORAN (DOB 5/26/40) - Trustee* - 2000 One Logan Square, Philadelphia, PA 19103. Partner, Morgan, Lewis & Bockius LLP, (law firm), counsel to the Trust, Manager and Distributor, Director and Secretary of SEI and Secretary of the Manager and Distributor. Trustee of the Arbor Fund, Marquis Funds(R), Advisors' Inner Circle Fund, SEI Asset Allocation Trust, SEI Liquid Asset Trust, SEI Daily Income Trust, SEI Tax Exempt Trust, SEI Index Funds, SEI Institutional Managed Trust, SEI Institutional Investments Trust, SEI International Trust, Insurance Investment Products Trust.

F. WENDELL GOOCH (DOB 12/03/37) - Trustee** - P.O. Box 190, Paoli, IN 47454. President, Orange County Publishing Co., Inc., since October 1981. Publisher of the Paoli News and the Paoli Republican and Editor of the Paoli Republican since January 1981; President, H & W Distribution, Inc. since July 1984. Executive Vice President, Trust Department, Harris Trust and Savings Bank and Chairman of the Board of Directors of The Harris Trust Company of Arizona before January 1981. Trustee of STI Classic Funds, SEI Asset Allocation Trust, SEI Liquid Asset Trust, SEI Daily Income Trust, SEI Tax Exempt Trust, SEI Index Funds, SEI Institutional Managed Trust, SEI Institutional Investments Trust, and SEI International Trust.

FRANK E. MORRIS (DOB 12/30/23) - Trustee** - 105 Walpole Street, Dover, MA 02030. Retired since 1990. Peter Drucker Professor of Management, Boston College, 1989-1990. President, Federal Reserve Bank of Boston, 1968-1988. Trustee of The Arbor Fund, Marquis Funds(R), Advisors' Inner Circle Fund, SEI Asset Allocation Trust,

SEI Liquid Asset Trust, SEI Daily Income Trust, SEI Tax Exempt Trust, SEI Index Funds, SEI Institutional Managed Trust, SEI Institutional Investments Trust, and SEI International Trust.

JAMES M. STOREY (DOB 04/12/31) - Trustee - Partner of Dechert Price & Rhoads from September 1987 - December 1993. Trustee of the Arbor Fund, Marquis Funds(R), Advisors' Inner Circle Fund, SEI Asset Allocation Trust, SEI Liquid Asset Trust, SEI Daily Income Trust, SEI Tax Exempt Trust, SEI Index Funds, SEI Institutional Managed Trust, SEI Institutional Investments Trust, SEI International Trust, Insurance Investment Products Trust.

GEORGE J. SULLIVAN, JR. (DOB 11/13/42) - Trustee - General Partner, Teto Partners, L.P. since 1991. Chief Financial Officer, Noble Partners, L.P. since 1991. Treasurer and Clerk, Peak Asset Management, Inc. since 1991. Trustee, Navigator Securities Lending Trust since 1995. Trustee, SEI Asset Allocation Trust, SEI Liquid Asset Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional Managed Trust, SEI Institutional Investments Trust and SEI International Trust.

DAVID G. LEE (DOB 04/16/52) - President, Chief Executive Officer - Senior Vice President of the Distributor since 1993. Vice President of the Manager and Distributor 1991-1993. President, GW Sierra Trust Funds before 1991.

SANDRA K. ORLOW (DOB 10/18/53) - Vice President, Assistant Secretary - Vice President and Assistant Secretary of the Manager and Distributor since 1988.

KEVIN P. ROBINS (DOB 04/15/61) - Vice President, Assistant Secretary - Senior Vice President, General Counsel of SEI, the Administrator and Distributor since 1994. Vice President and Assistant Secretary of SEI, the Administrator and Distributor, 1992-1994. Associate, Morgan, Lewis & Bockius LLP (law firm) 1988-1992.

KATHRYN L. STANTON (DOB 11/19/58) - Vice President, Assistant Secretary - Deputy General Counsel, Vice President and Assistant Secretary of SEI, Vice President and Assistant Secretary of SEI, the Administrator and Distributor since 1994. Associate, Morgan, Lewis & Bockius LLP (law firm) 1989-1994.

JOSEPH M. LYDON (DOB 09/27/59) - Vice President, Assistant Secretary - Director, Business Administration of Fund Resources, April 1995. Vice President, Fund Group, Dreman Value Management, LP, President, Dreman Financial Services, Inc. prior to 1995.

STEPHEN G. MEYER (DOB 7/12/65) - controller, Chief Financial Officer-Vice President and Controller of SEI Investments Company since 1994. Director, International Audit and Risk Management, SEI Corporation, 1992- 1994. Senior Associate, Coopers and Lybrand, 1990-1992. Internal Audit, Vanguard Group prior to 1992.

TODD CIPPERMAN (DOB 1/14/66) - Vice President and Assistant Secretary - Vice President and Assistant Secretary of SEI, the Manager and the Distributor since 1995. Associate, Dewey Ballantine (law firm), (1994- 1995). Associate, Winston & Strawn (law firm), (1991-1994).

BARBARA A. NUGENT (DOB 6/18/56) - Vice President and Assistant Secretary - Vice President and Assistant Secretary of SEI, the Manager and Distributor since 1996. Associate, Drinker, Biddle & Reath (law firm). Assistant Vice President/Administration, Delaware Service Company, Inc. (1992-1993), Assistant Vice President - Operations, Delaware Service Company, Inc. (1988-1992).

MARC H. CAHN (DOB 6/19/57) - Vice President and Assistant Secretary - Vice President and Assistant Secretary of SEI, the Administrator and Distributor since 1996. Associate General Counsel, Barclays Bank PLC (1995-1996). ERISA counsel, First Fidelity Bancorporation (1994-1995), Associate, Morgan, Lewis & Bockius LLP (1989-1994).

RICHARD W. GRANT (DOB 10/25/45) - Secretary - 2000 One Logan Square, Philadelphia, PA 19103, Partner, Morgan, Lewis & Bockius LLP (law firm), counsel to the Trust, Manager and Distributor.
------------
* Messrs. Nesher and Doran are Trustees who may be deemed to be "interested persons" of the Trust as the term is defined in the 1940 Act.
** Messrs. Gooch, Storey, Sullivan and Morris serve as members of the Audit Committee of the Trust.

The Trustees and officers of the Trust own less than 1% of the outstanding shares of the Trust. The Trust pays the fees for unaffiliated Trustees.

Compensation of officers and affiliated Trustees of the Trust is paid by the Manager. For the fiscal year ended August 31, 1996, the Trust paid the following amounts to the Trustees.


                                                          Pension or                               Total Compensation
                                    Aggregate             Retirement             Estimated         from Registrant and
                                  Compensation         Benefits Accrued           Annual            Fund Complex Paid
     Name of Person and          From Registrant        as Part of Fund        Benefits Upon      to Directors for FYE
          Position               for FYE 8/31/96           Expenses             Retirement               8/31/96
----------------------------------------------------------------------------------------------------------------------
Richard F. Blanchard,             $  9,200                $    0                 $   0          $90,000 for services
Trustee(1)                                                                                      on 7 boards
----------------------------------------------------------------------------------------------------------------------
William M. Doran,                 $      0                $    0                 $   0          $    0
Trustee
----------------------------------------------------------------------------------------------------------------------
F. Wendell Gooch,                 $ 12,695                $    0                 $   0          $90,000 for services
Trustee                                                                                         on 7 boards
----------------------------------------------------------------------------------------------------------------------
Frank E. Morris, Trustee          $ 12,695                $    0                 $   0          $90,000 for services
                                                                                                on 7 boards
----------------------------------------------------------------------------------------------------------------------
Robert A. Nesher,                 $      0                $    0                 $   0          $    0
Trustee
----------------------------------------------------------------------------------------------------------------------
James M. Storey(2),               $  12,695               $    0                 $    0         $90,000 for services
Trustee                                                                                         on 7 boards
----------------------------------------------------------------------------------------------------------------------
George J. Sullivan, Jr.,          $   3,005               $    0                 $    0         $22,500 for services
Trustee(3)                                                                                      on 7 boards
----------------------------------------------------------------------------------------------------------------------

(1)  Deceased May 7, 1996
(2) Mr. Storey received the stated amounts as compensation for service as an Honorary Trustee for the Trust during the most recent fisal year.
(3)  Mr. Sullivan was elected as Trustee to the Trust on

PERFORMANCE

From time to time, the Portfolios may advertise yield and/or total return. These figures will be based on historical earnings and are not intended to indicate future performance.

The current yield of the Portfolios that are money market funds is calculated daily based upon the 7 days ending on the date of calculation ("base period"). The yield is computed by determining the net change (exclusive of capital changes) in the value of a hypothetical pre-existing shareholder account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts and dividing such net change by the value of the account at the beginning of the same period to obtain the base period return and multiplying the result by (365/7). Realized and unrealized gains and losses are not included in the calculation of the yield.

The Portfolios compute their effective compound yield by determining the net changes, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula: Effective Yield = {(Base Period Return + 1)365/7} - 1. The current and the effective yields reflect the reinvestment of net income earned daily on portfolio assets.

From time to time, the Intermediate-Term Municipal, Pennsylvania Municipal, Kansas Tax Free Income and New York Intermediate-Term Portfolios may advertise yield. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of these Portfolios refers to the annualized income generated by an investment in the Portfolios over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that period generated each period over one year and is shown as a percentage of the investment. In particular, yield will be calculated according to the following formula:

Yield = 2([(a-b)/(cd) + 1)]degree symbol - 1) where a = dividends and interest earned during the period; b = expenses accrued for the period (net of reimbursement); c = the current daily number of shares outstanding during the period that were entitled to receive dividends; and d = the maximum offering price per share on the last day of the period.

Actual yields will depend on such variables as asset quality, average asset maturity, the type of instruments a Portfolio invests in, changes in interest rates on money market instruments, changes in the expenses of the Portfolios and other factors.

Yields are one basis upon which investors may compare the Portfolios with other money market funds; however, yields of other money market mutual funds and other investment vehicles may not be comparable because of the factors set forth above and differences in the methods used in valuing portfolio instruments.

For the 7-day period ended August 31, 1996, the end of the Trust's most recent fiscal year, the money market Portfolios' current effective and tax-equivalent yields were as follows:



                                                                                              7-DAY TAX-           7-DAY
                                                                           7-DAY             EQUIVALENT         TAX-EQUIVALENT
          PORTFOLIO            CLASS                7-DAY YIELD        EFFECTIVE YIELD         YIELD           EFFECTIVE YIELD
------------------------------------------------------------------------------------------------------------------------------
Tax Free Portfolio           Class A                    3.21%              3.26%               5.35%                 5.43%
                             -------------------------------------------------------------------------------------------------
                             Class D                    2.87%              2.91%               4.78%                 4.85%
------------------------------------------------------------------------------------------------------------------------------
Institutional Tax Free       Class A                    3.37%              3.43%               5.62%                 5.72%
Portfolio                    -------------------------------------------------------------------------------------------------
                             Class B                    3.07%              3.12%               5.12%                 5.20%
                             -------------------------------------------------------------------------------------------------
                             Class C                    2.87%              2.91%               4.78%                 4.85%
------------------------------------------------------------------------------------------------------------------------------

                                                                                              7-DAY TAX-             7-DAY
                                                                            7-DAY             EQUIVALENT         TAX-EQUIVALENT
          PORTFOLIO              CLASS              7-DAY YIELD        EFFECTIVE YIELD           YIELD           EFFECTIVE YIELD
--------------------------------------------------------------------------------------------------------------------------------
California Tax Exempt        Class A                    3.22%              3.27%                   6.44%              6.54%
Portfolio                    ---------------------------------------------------------------------------------------------------
                             Class B                       *                  *                       *                  *
                             ---------------------------------------------------------------------------------------------------
                             Class C                       *                  *                       *                  *
                             ---------------------------------------------------------------------------------------------------
                             Class G*+                  2.72%              2.76%                   5.44%              5.52%
--------------------------------------------------------------------------------------------------------------------------------
Pennsylvania Tax Free        Class A                    3.22%              3.27%                   5.60%              5.69%
Portfolio
================================================================================================================================

*   Not in operation during the period
+   Formerly the Class C shares; converted to Class G shares on March 18, 1996.

For the 30-day period ended August 31, 1996, yields on the Portfolios other than the money market Portfolios were as follows:


                                                                                     YIELD
                                                                             ---------------------
                                                                                        30 DAY TAX
               PORTFOLIO                          CLASS                      30 DAY     EQUIVALENT
--------------------------------------------------------------------------------------------------
New York Intermediate-Term Municipal             Class A                       *             *
Portfolio
--------------------------------------------------------------------------------------------------
Pennsylvania Municipal Portfolio                 Class A                      4.96%         8.63%
--------------------------------------------------------------------------------------------------
Intermediate-Term Municipal Portfolio            Class A                      4.56%         7.60%
--------------------------------------------------------------------------------------------------
Kansas Tax Free Income Portfolio                 Class A                      5.02          9.30%
                                                 -------------------------------------------------
                                                 Class B                       *             *
==================================================================================================

*Not in operation during the period.

From time to time, the Intermediate-Term Municipal, Pennsylvania Municipal, Kansas Tax Free Income and New York Intermediate-Term Municipal Portfolios may advertise total return. The total return of a Portfolio refers to the average compounded rate of return to a hypothetical investment for designated time periods (including, but not limited to, the period from which the Portfolio commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period. In particular, total return will be calculated according to the following formula: P(1 + T)n = ERV, where P = a hypothetical initial payment of $1,000; T = average annual total return; n = number of years; and ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the designated time period as of the end of such period.

Based on the foregoing, the average annual total returns for the Portfolios from inception through August 31, 1996 and for the one, five and ten year periods ended August 31, 1996 were as follows:

                                                                                     AVERAGE ANNUAL TOTAL RETURN
                                                                         -----------------------------------------------
           PORTFOLIO                             CLASS                    ONE         FIVE         TEN          SINCE
                                                                         YEAR         YEAR        YEAR        INCEPTION
------------------------------------------------------------------------------------------------------------------------
Tax Free Portfolio              Class A(1)                               3.35%        2.93%       3.95%          4.25%
                                ----------------------------------------------------------------------------------------
                                Class D--Offering Price(10)              2.99%           *           *           3.11%
------------------------------------------------------------------------------------------------------------------------
Institutional Tax Free          Class A(1)                               3.52%        3.20%       4.15%          4.36%
Portfolio                       ----------------------------------------------------------------------------------------
                                Class B(2)                               3.21%        2.89%          *           3.14%
                                ----------------------------------------------------------------------------------------
                                Class C                                  1.90%           *           *           3.00%
------------------------------------------------------------------------------------------------------------------------
California Tax Exempt           Class A(3)                               3.41%        3.01%          *           3.46%
Portfolio                       ----------------------------------------------------------------------------------------
                                Class B(4) (closed 7/12/95)                 *            *           *              *
                                ----------------------------------------------------------------------------------------
                                Class C(5)                                  *            *           *              *
                                ----------------------------------------------------------------------------------------
                                Class G(+)                               1.84%           *           *           2.83%
------------------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal          Class A(6)                               3.96%        5.90%          *           6.32%
Portfolio
------------------------------------------------------------------------------------------------------------------------
Pennsylvania Tax Free           Class A(7)                               3.40%           *           *           3.24%
Portfolio
------------------------------------------------------------------------------------------------------------------------
Intermediate-Term               Class A(8)                               3.76%        5.78%          *           6.14%
Municipal Portfolio
------------------------------------------------------------------------------------------------------------------------
Kansas Tax Free Income          Class A(9)                               4.23%        6.55%          *           6.63%
Portfolio                       ----------------------------------------------------------------------------------------
                                Class B                                     *            *          *            *
========================================================================================================================

(1) Commenced operations 2/1/84              (6) Commenced operations 8/14/89
(2) Commenced operations 10/15/90            (7) Commenced operations 1/21/94
(3) Commenced operations 5/14/90             (8) Commenced operations 9/5/89
(4) Commenced operations 1/5/94              (9) Commenced operations 12/10/90
(5) Commenced operations 5/11/94            (10) Commenced operations 11/1/94

*   Not in operation during period.
+   Formerly the Class C shares; converted to Class G shares on March 18, 1996.

Each Portfolio may, from time to time, compare its performance to other mutual funds tracked by mutual fund rating services, to broad groups of comparable mutual funds or to unmanaged indices which may assume investment of dividends but generally do not reflect deductions for sales charges, administrative and management costs.

DETERMINATION OF NET ASSET VALUE

Securities of the Tax Free, Institutional Tax Free, California Tax Exempt and the Pennsylvania Tax Free Portfolios will be valued by the amortized cost method which involves valuing a security at its cost on the date of purchase and thereafter (absent unusual circumstances) assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuations in general market rates of interest on the value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by this method is higher or lower than the price the Trust would receive if it sold the instrument. During periods of declining interest rates, the daily yield of a Portfolio may tend to be higher than a like computation made by a company with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio securities. Thus, if the use of amortized cost by a Portfolio resulted in a lower aggregate portfolio value on a particular day, a prospective investor in a Portfolio would be able to obtain a somewhat higher yield than would result from investment in a company utilizing solely market values, and existing shareholders in the Portfolio would experience a lower yield. The converse would apply in a period of rising interest rates.

A Portfolio's use of amortized cost valuation and the maintenance of the Portfolio's net asset value at $1.00 are permitted by Rule 2a-7 under the 1940 Act, provided that certain conditions are met. Under Rule 2a-7 a money market portfolio must maintain a dollar-weighted average maturity of 90 days or less, and not purchase any instrument having a remaining maturity of more than 397 days. In addition, money market funds may acquire only U.S. dollar denominated obligations that present minimal credit risks and that are "eligible securities," which means they are: (i) rated, at the time of investment, by at least two nationally recognized statistical rating organizations (one if it is the only organization rating such obligation) in the highest short-term rating category or, if unrated, determined to be of comparable quality (a "first tier security"), or (ii) rated according to the foregoing criteria in the second highest short-term rating category or, if unrated, determined to be of comparable quality ("second tier security"). The Advisers will determine that an obligation presents minimal credit risk or that unrated instruments are of comparable quality in accordance with guidelines established by the Trustees. In the event a first tier security of the Tax Free Portfolio, Institutional Tax Free Portfolio, California Tax Exempt Portfolio or the Pennsylvania Tax Free Portfolio is downgraded below first tier security status after purchase, or the Adviser of the of any such Portfolio becomes aware that an unrated or second tier security has received any rating below the second highest rating category after purchase, the Portfolio's Adviser will either dispose of the security within five business days or the Board of Trustees will reassess whether the security continues to present minimal credit risks. The Board may also delegate this responsibility to the Portfolio's Adviser with respect to the downgrade of a first tier security. The regulations also require the Trustees to establish procedures which are reasonably designed to stabilize the net asset value per unit at $1.00 for each Portfolio. However, there is no assurance that the Trust will be able to meet this objective. The Trust's procedures include the determination of the extent of deviation, if any, of each Portfolio's current net asset value per unit calculated using available market quotations from each Portfolio's amortized cost price per unit at such intervals as the Trustees deem appropriate and reasonable in light of market conditions and periodic reviews of the amount of the deviation and the methods used to calculate such deviation. In the event that such deviation exceeds 1/2 of 1%, the Trustees are required to consider promptly what action, if any, should be initiated; and, if the Trustees believe that the extent of any deviation may result in material dilution or other unfair results to shareholders, the Trustees are required to take such corrective action as they deem appropriate to eliminate or reduce such dilution or unfair results to the extent reasonably practicable. In addition, if any Portfolio incurs a significant loss or liability, the Trustees have the authority to reduce pro rata the number of shares of that Portfolio in each shareholder's account and to offset each shareholder's pro rata portion of such loss or liability from the shareholder's accrued but unpaid dividends or from future dividends.

Securities of the Intermediate-Term Municipal, Pennsylvania Municipal, Kansas Tax Free Income and New York Intermediate-Term Municipal Portfolios are valued by the Manager pursuant to valuations provided by an independent pricing service. The pricing service relies primarily on prices of actual market transactions as well as trader quotations. However, the service may also use a matrix system to determine valuations, which system considers such factors as security prices, yields, maturities, call features, ratings and developments relating to specific securities in arriving at valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trustees.

PURCHASE AND REDEMPTION OF SHARES

The Trust reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period during which trading on the New York Stock Exchange is restricted, or during the existence of an emergency (as determined by the SEC by rule or regulation) as a result of which disposal or evaluation of the portfolio securities is not reasonably practicable, or for such other periods as the SEC may be order permit. The Trust also reserves the right to suspend sales of shares of a Portfolio for any period during which the New York Stock Exchange, the Manager, a Portfolio's Adviser, the Distributor and/or the Custodian are not open for business.

In calculating the sales charge rates applicable to current purchases of Class D shares, members of the following affinity groups and clients of the following broker-dealers, each of which has entered into an agreement with the Distributor, are entitled to the following percentage-based discounts from the otherwise applicable sales charge:

                                                            Date                       Date
                                                            Offer                      Offer
Name of Group              Percentage Discount              Starts                     Terminates
-------------              -------------------              ------                     ----------
Countrywide Funding Corp.     100%                          July 27, 1994              September 19, 1994
                               50%                          September 23, 1994         November 22, 1994

Those members or clients who take advantage of a percentage-based reduction in the sales charge during the offering period noted above may continue to purchase shares at the reduced sales charge rate after the offering period relating to each such purchaser's affinity group or broker-dealer relationship has terminated.

Please contact the Distributor at 1-800-437-6016.

SHAREHOLDER SERVICES

Stop-Payment Requests (Money Market Portfolios only): Investors may request a stop payment on checks by providing the Trust with a written authorization to do so. Oral requests will be accepted provided that the Trust promptly receives a written authorization. Such requests will remain in effect for six months unless renewed or canceled. The Trust will use its best efforts to effect stop-payment instructions, but does not promise or guarantee that such instructions will be effective. Shareholders requesting stop payment will be charged a $20 service fee per check which will be deducted from their accounts.

The following is a description of plans and privileges by which the sales charges imposed on the Class D shares of the Tax Free Portfolio may be reduced.

RIGHT OF ACCUMULATION: A shareholder qualifies for cumulative quantity discounts when his new investment, together with the current market value of all holdings of that shareholder in the Portfolios reaches a discount level. See "Additional Information About Doing Business With Us" in the Prospectuses for the sales charge on quantity purchases.

LETTER OF INTENT: The reduced sales charges are also applicable to the aggregate amount of purchases made by any such purchaser previously enumerated within a 13-month period pursuant to a written Letter of Intent provided by the Distributor, and not legally binding on the signer or a Portfolio which provides for the holding in escrow by the Distributor of 5% of the total amount intended to be purchased until such purchase is completed within the 13-month period. A Letter of Intent may be dated to include shares purchased up to 90 days prior to the date the Letter of Intent is signed. The 13-month period begins on the date of the earliest purchase. If the intended investment is not completed, the Manager will surrender an appropriate number of the escrowed shares for redemption in order to realize the difference.

DISTRIBUTION INVESTMENT OPTION: Distributions of dividends and capital gains made by the Portfolios may be automatically invested in shares of one of the Portfolios if shares of the Portfolio are available for sale. Such investments will be subject to initial investment minimums, as well as additional purchase minimums. A shareholder considering the Distribution Investment Option should obtain and read the prospectus of the other Portfolios and consider the differences in objectives and policies before making any investment.

REINSTATEMENT PRIVILEGE: A shareholder who has redeemed shares of any of the Portfolios has a one-time right to reinvest the redemption proceeds in shares of the Portfolios at their net asset value as of the time of reinvestment. Such a reinvestment must be made within 30 days of the redemption and is limited to the amount of the redemption proceeds. Although redemptions and repurchases of shares are taxable events, a reinvestment within such 30-day period in the same fund is considered a "wash sale" and results in the inability to recognize currently all or a portion of a loss realized on the original redemption for federal income tax purposes. The investor must notify the Transfer Agent at the time the trade is placed that the transaction is a reinvestment.

EXCHANGE PRIVILEGE: A shareholder may exchange the shares of these Portfolios, for which good payment has been received, in his account at any time, regardless of how long he has held his shares.

Each Exchange Request must be in proper form (i.e., if in writing, signed by the record owner(s) exactly as the shares are registered; if by telephone, proper account identification is given by the dealer or shareholder of record), and each exchange must involve either shares having an aggregate value of at least $1,000 or all the shares in the account. Each exchange involves the redemption of the shares of a Portfolio (the "Old Portfolio") to be exchanged and the purchase at net asset value of the shares of the other portfolios (the "New Portfolios") plus in certain cases, as disclosed in each Prospectus, any applicable sales charge. Any gain or loss on the redemption of the shares exchanged is reportable on the shareholder's federal income tax return, unless such shares were held in a tax-deferred retirement plan or other tax-exempt account. If the Exchange Request is received by the Distributor in writing or by telephone on any business day prior to the redemption cut-off time specified in each Prospectus, the exchange usually will occur on that day if all the restrictions set forth above have been complied with at that time. However, payment of the redemption proceeds by the Old Portfolio, and thus the purchase of shares of the New Portfolios, may be delayed for up to seven days if the Portfolios determine that such delay would be in the best interest of all of its shareholders. Investment dealers which have satisfied criteria established by the Portfolios may also communicate a shareholder's Exchange Request to the Portfolios subject to the restrictions set forth above. No more than five exchange requests may be made in any one telephone Exchange Request.

TAXES

FEDERAL INCOME TAX

The following discussion of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder as in effect on the date of this Statement of Additional Information. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, and may have a retroactive effect with respect to the transactions contemplated herein.

Each Portfolio will decide whether to distribute or retain all or part of any net capital gains (the excess of net long-term capital gains over net short-term capital losses) in any year for reinvestment. If any such gains are retained, the Portfolio will pay federal income tax thereon, and, if the Portfolio makes an election, the shareholders will include such undistributed gains in their income and shareholders subject to tax will be able to claim their share of the tax paid by the Portfolio as a credit against their federal income tax liability.

A gain or loss realized by a shareholder on the sale or exchange of shares of a Portfolio held as a capital asset will be capital gain or loss, and such gain or loss will be long-term if the holding period for the shares exceeds one year, and otherwise will be short-term. Any loss realized on a sale or exchange will be disallowed to the extent the shares disposed of are replaced within the 61-day period beginning 30 days before and ending 30 days after the shares are disposed of. Any loss realized by a shareholder on the disposition of shares held 6 months or less is treated as a long-term capital loss to the extent of any distributions of net long-term capital gains received by the shareholder with respect to such shares or any inclusion of undistributed capital gain with respect to such shares.

Each Portfolio will generally be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute by the end of any calendar year at least 98% of its ordinary income and 98% of its capital gain net income (the excess of short-and long-term capital gains over short- and long-term capital losses) for the one-year period ending on October 31 of that year, plus certain other amounts.

Each Portfolio is required by federal law to withhold 31% of reportable payments (which may include dividends, capital gains distributions, and redemptions) paid individual or non-corporate to shareholders who have not certified on the Account Registration Form or on a separate form supplied by the Portfolio, that the Social Security or Taxpayer Identification Number provided is correct and that the shareholder is exempt from backup withholding or is not currently subject to backup withholding.

Each Portfolio within the Trust is generally treated as a separate corporation for federal income tax purposes, and thus the provisions of the Code generally will be applied to each Portfolio separately, rather than to the Trust as a whole. Net long-term and short-term capital gains, net income, and operating expenses therefore will be determined separately for each Portfolio.

If a Portfolio fails to qualify as a regulated investment company ("RIC") for any year, all of its income will be subject to tax at corporate rates, and its distributions (including capital gains distributions) will be taxable as ordinary income dividends to its shareholders, subject to the corporate dividends received deduction for corporate shareholders. No dividends of any Portfolio are expected to qualify for that deduction.

As noted in the Prospectuses for the Portfolios, exempt-interest dividends are excludable from a shareholder's gross income for regular federal income tax purposes. Exempt-interest dividends may nevertheless be subject to the alterna tive minimum tax (the "Alternative Minimum Tax") imposed by Section 55 of the Code or the environmental tax (the "Environmental Tax") imposed by Section 59A of the Code. The Alternative Minimum Tax is imposed at the rate of 26% to 28% in the case of non-corporate taxpayers and at the rate of 20% in the case of corporate taxpayers, to the extent it exceeds the taxpayer's regular tax liability. The Environmental Tax is imposed at the rate of 0.12% and applies only to corporate taxpayers. The Alternative Minimum Tax and the Environmental Tax may be imposed in two circumstances. First, exempt-interest dividends derived from certain "private activity bonds" issued after August 7, 1986, will generally be an item of tax preference and therefore potentially subject to the Alternative Minimum Tax for both corporate and non-corporate taxpayers and the Environmental Tax for corporate taxpayers only. The Portfolios intend, when possible, to avoid investing in private activity bonds. Second, in the case of exempt-interest dividends received by corporate shareholders, all exempt-interest dividends, regardless of when the bonds from which they are derived were issued or whether they are derived from private activity bonds, will be included in the corporation's "adjusted current earnings," as defined in
Section 56(g) of the Code, in calculating the corporation's alternative minimum taxable income for purposes of determining the Alternative Minimum Tax and the Environmental Tax.

The percentage of income that constitutes "exempt-interest dividends" will be determined for each year for the Portfolios and will be applied uniformly to all dividends declared with respect to the Portfolios during that year. This percentage may differ from the actual percentage for any particular day.

Interest on indebtedness incurred by shareholders to purchase or carry shares of the Portfolios will not be deductible for federal income tax purposes to the extent that the Portfolios distribute exempt-interest dividends during the taxable year. The deduction otherwise allowable to property and casualty insurance companies for "losses incurred" will be reduced by an amount equal to a portion of exempt-interest dividends received or accrued during any taxable year. Certain foreign corporations engaged in a trade or business in the United States will be subject to a "branch profits tax" on their "dividend equivalent amount" for the taxable year, which will include exempt-interest dividends. Certain Subchapter S corporations may also be subject to taxes on their "passive investment income," which could include exempt-interest dividends. Up to 85% of the Social Security benefits or railroad retirement benefits received by an individual during any taxable year will be included in the gross income of such individual if the individual's "modified adjusted gross income"

(which includes exempt-interest dividends) plus one-half of the Social Security benefits or railroad retirement benefits received by such individual during that taxable year exceeds the base amount described in Section 86 of the Code.

Entities or persons who are "substantial users" (or persons related to "substantial users") of facilities financed by industrial development bonds or private activity bonds should consult their tax advisors before purchasing shares of the Portfolios. "Substantial user" is defined generally as including a "non-exempt person" who regularly uses in a trade or business a part of a facility financed from the proceeds of industrial development bonds or private activity bonds.

Issuers of bonds purchased by the Portfolios (or the beneficiary of such bonds) may have made certain representations or covenants in connection with the issuance of such bonds to satisfy certain requirements of the Code that must be satisfied subsequent to the issuance of such bonds. Investors should be aware that exempt-interest dividends derived from such bonds may become subject to federal income taxation retroactively to the date of issuance of the bonds to which such dividends are attributable if such representations are determined to have been inaccurate or if the issuer of such bonds (or the beneficiary of such bonds) fails to comply with such covenants.

STATE TAXES

A Portfolio is not liable for any income or franchise tax in Massachusetts if it qualifies as a RIC for federal income tax purposes. Depending upon applicable state and local law, shareholders of a Portfolio may be exempt from state and local taxes on distributions of tax-exempt interest income derived from obligations of the state and/or municipalities in which they reside, but shareholders may be subject to tax on income derived from obligations of other jurisdictions. Each Portfolio will make periodic reports to shareholders of the source of distributions on a state-by-state basis. Shareholders should consult their tax advisors concerning the state and local tax consequences of investments in the Trust, which may differ from the federal income tax consequences described above.

PORTFOLIO TRANSACTIONS

The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to policies established by the Trustees, the Advisers and Sub-Adviser are responsible for placing orders to execute Portfolio transactions. In placing orders, it is the Trust's policy to seek to obtain the best net results taking into account such factors as price (including the applicable dealer spread), size, type and difficulty of the transaction involved, the firm's general execution and operational facilities, and the firm's risk in positioning the securities involved. While the Advisers and Sub-Adviser generally seek reasonably competitive spreads or commissions, the Trust will not necessarily be paying the lowest spread or commission available. The Trust's policy of investing in securities with short maturities will result in high portfolio turnover. The Trust will not purchase portfolio securities from any affiliated person acting as principal except in conformity with the regulations of the SEC.

The Trust does not expect to use one particular dealer, but, subject to the Trust's policy of seeking the best net results, dealers who provide supplemental investment research to the Advisers and Sub-Adviser may receive orders for transactions by the Trust. Information so received will be in addition to and not in lieu of the services required to be performed by the Advisers or Sub-Adviser under the Advisory or Sub-Advisory Agreements, and the expenses of the Advisers and Sub-Adviser will not necessarily be reduced as a result of the receipt of such supplemental information.

The money market securities in which certain of the Portfolios invest are traded primarily in the over-the-counter market. Bonds and debentures are usually traded over-the-counter, but may be traded on an exchange. Where possible, a Portfolio's Adviser or Sub-Adviser will deal directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. Such dealers usually are acting as principal for their own account. On occasion, securities may be purchased directly from the issuer. Money market securities are generally traded on a net basis, and do not normally involve either brokerage commissions or transfer taxes. The cost of executing portfolio securities transactions of the Portfolio will primarily consist of dealer spreads and underwriting commissions.

It is expected that certain of the Portfolios may execute brokerage or other agency transactions through the Distributor, a registered broker-dealer, for a commission, in conformity with the 1940 Act, the Securities Exchange Act of 1934, as amended, and rules of the SEC. Under these provisions, the Distributor is permitted to receive and retain compensation for effecting portfolio transactions for a Portfolio on an exchange if a written contract is in effect between the Distributor and the Trust expressly permitting the Distributor to receive and retain such compensation. These provisions further require that commissions paid to the Distributor by the Trust for exchange transactions not exceed "usual and customary" brokerage commissions. The rules define "usual and customary" commissions to include amounts which are "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." In addition, the Portfolios may direct commission business to one or more designated broker-dealers, including the Distributor, in connection with payment of certain of the Portfolios' expenses by such broker-dealers. The Trustees, including those who are not "interested persons" of the Trust, have adopted procedures for evaluating the reasonableness of commissions paid to the Distributor and will review these procedures periodically.

Since the Trust does not market its shares through intermediary brokers or dealers, it is not the Trust's practice to allocate brokerage or principal business on the basis of sales of its shares which may be made through such firms. However, the Advisers and Sub-Adviser may place portfolio orders with qualified broker-dealers who recommend the Trust to clients, and may, when a number of brokers and dealers can provide best price and execution on a particular transaction, consider such recommendations by a broker or dealer in selecting among broker-dealers.

The Advisers and Sub-Adviser may, consistent with the interests of the Portfolios, select brokers on the basis of the research services they provide to the Adviser or Sub-Adviser. Such services may include analysis of the business or prospects of a company, industry or economic sector or statistical and pricing services. Information so received by the Advisers or Sub-Adviser will be in addition to and not in lieu of the services required to be performed by an Adviser or Sub-Adviser under the Advisory or Sub-Advisory Agreements. If in the judgement of an Adviser or Sub-Adviser the Portfolios, or other accounts managed by the Adviser or Sub-Adviser, will be benefitted by supplemental research services, the Adviser or Sub-Adviser is authorized to pay brokerage commissions to a broker furnishing such services which are in excess of commissions which another broker may have charged for effecting the same transaction. The expenses of an Adviser or Sub-Adviser will not necessarily be reduced as a result of the receipt of such supplemental information.

For the fiscal year ended August 31, 1996 the Portfolios paid brokerage fees as follows:


                                                                                                                    Total
                                                                                                                    Brokerage
                                                                      Total $                       % of Total      Commissions
                                   Total $                            Amount of     Total           Brokerage       Paid to SFS in
                    Total $        Amount of                          Brokerage     Brokerage       Transactions    Connection
                    Amount of      Brokerage       Total $            Effected      Commissions     Effected        with
                    Brokerage      Commissions     Amount of          Through       Paid to         Through         Repurchase
                    Commission     Paid to         Brokered           Affiliated    Affiliated      Affiliated      Agreement
                    s Paid in      Affiliated      Transactions       Brokers in    Brokers for     Brokers for     Transactions
PORTFOLIO           Last Year      Brokers in      for Last Year      Last Year     Last year       Last Year       for Last Year
                                   Last Year
----------------------------------------------------------------------------------------------------------------------------------
Tax Free              $ 0             $ 0          $1,271,181,915          $ 0          $ 0             $ 0              $ 0
Portfolio
----------------------------------------------------------------------------------------------------------------------------------
Institutional         $ 0             $ 0          $2,622,150,531          $ 0          $ 0             $ 0              $ 0
Tax Free
Portfolio
----------------------------------------------------------------------------------------------------------------------------------

                                                                      Total $                       % of Total      Commissions
                                   Total $                            Amount of     Total           Brokerage       Paid to SFS in
                    Total $        Amount of                          Brokerage     Brokerage       Transactions    Connection
                    Amount of      Brokerage       Total $            Effected      Commissions     Effected        with
                    Brokerage      Commissions     Amount of          Through       Paid to         Through         Repurchase
                    Commission     Paid to         Brokered           Affiliated    Affiliated      Affiliated      Agreement
                    s Paid in      Affiliated      Transactions       Brokers in    Brokers for     Brokers for     Transactions
PORTFOLIO           Last Year      Brokers in      for Last Year      Last Year     Last year       Last Year       for Last Year
                                   Last Year
----------------------------------------------------------------------------------------------------------------------------------
California Tax          $  0          $ 0          $922,166,186            $ 0          $ 0             $ 0              $ 0
Exempt
Portfolio
----------------------------------------------------------------------------------------------------------------------------------
Intermediate-           $  0          $ 0          $237,804,382            $ 0          $ 0             $ 0              $ 0
Term
Municipal
Portfolio
----------------------------------------------------------------------------------------------------------------------------------
Pennsylvania            $  0          $ 0          $238,540,174            $ 0          $ 0             $ 0              $ 0
Municipal
Portfolio
----------------------------------------------------------------------------------------------------------------------------------
Kansas Tax              $  0          $ 0          $ 64,476,842            $ 0          $ 0             $ 0              $ 0
Free Portfolio
----------------------------------------------------------------------------------------------------------------------------------
New York                   *            *                     *              *            *               *                *
Intermediate-
Term Portfolio
----------------------------------------------------------------------------------------------------------------------------------
Pennsylvania            $ 0           $ 0          $174,412,406            $ 0          $ 0             $ 0              $ 0
Tax Free
Portfolio
==================================================================================================================================

For the fiscal years ended August 31, 1994 and 1995, the Portfolios paid the following brokerage commissions:



                                               TOTAL $ AMOUNT OF                  TOTAL $ AMOUNT OF BROKERAGE
                                               BROKERAGE COMMISSIONS              COMMISSIONS PAID TO
PORTFOLIO                                      PAID IN                            AFFILIATES IN

                                               1995                1994           1995                   1994
--------------------------------------------------------------------------------------------------------------
Tax Free Portfolio                             $ 0                 $ 0            $ 0                    $ 0
--------------------------------------------------------------------------------------------------------------
Institutional Tax Free Portfolio               $ 0                 $ 0            $ 0                    $ 0
--------------------------------------------------------------------------------------------------------------
California Tax Exempt Portfolio                $ 0                 $ 0            $ 0                    $ 0
--------------------------------------------------------------------------------------------------------------
Intermediate-Term Municipal Portfolio          $ 0                 $ 0            $ 0                    $ 0
--------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal Portfolio               $ 0                 $ 0            $ 0                    $ 0
--------------------------------------------------------------------------------------------------------------

                                               TOTAL $ AMOUNT OF                  TOTAL $ AMOUNT OF BROKERAGE
                                               BROKERAGE COMMISSIONS              COMMISSIONS PAID TO
PORTFOLIO                                      PAID IN                            AFFILIATES IN

                                               1995                1994           1995                   1994
--------------------------------------------------------------------------------------------------------------
Kansas Tax Free Income Portfolio               $ 0                 $ 0            $ 0                    $ 0
--------------------------------------------------------------------------------------------------------------
New York Intermediate-Term Portfolio             *                   *              *                      *
--------------------------------------------------------------------------------------------------------------
Pennsylvania Tax Free Portfolio                $ 0                 $ 0            $ 0                    $ 0
--------------------------------------------------------------------------------------------------------------

*Not in operation during the period.

It is expected that the portfolio turnover rate will normally not exceed 100% for any Portfolio. A portfolio turnover rate would exceed 100% if all of its securities, exclusive of U.S. Government securities and other securities whose maturities at the time of acquisition are one year or less, are replaced in the period of one year. Turnover rates may vary from year to year and may be affected by cash requirements for redemptions and by requirements which enable a Portfolio to receive favorable tax treatment.

For each of the fiscal years ending August 31, 1995 and 1996, the portfolio turnover rate for each of the following Portfolios was:


                                                                        TURNOVER RATE
                                                                ---------------------------
                               PORTFOLIO                        1996                   1995
---------------------------------------------------------------------------------------------
Pennsylvania Municipal Portfolio                                 66%                    23%
---------------------------------------------------------------------------------------------
Intermediate-Term Municipal Portfolio                            41%                    36%
---------------------------------------------------------------------------------------------
Kansas Tax Free Income Portfolio                                 13%                    18%
---------------------------------------------------------------------------------------------
New York Intermediate-Term Municipal Portfolio                    *                      *
=============================================================================================

* Not in operation during the period.

DESCRIPTION OF SHARES

The Declaration of Trust authorizes the issuance of an unlimited number of shares of each Portfolio, each of which represents an equal proportionate interest in that Portfolio. Each share upon liquidation entitles a shareholder to a pro rata share in the net assets of that Portfolio, after taking into account the Class D and Class G distribution expenses. Shareholders have no preemptive rights. The Declaration of Trust provides that the Trustees of the Trust may create additional portfolios of shares or classes of portfolios. Share certificates representing the shares will not be issued.

LIMITATION OF TRUSTEES' LIABILITY

The Declaration of Trust provides that a Trustee shall be liable only for his own willful defaults and, if reasonable care has been exercised in the selection of officers, agents, employees or administrators, shall not be liable for any neglect or wrongdoing of any such person. The Declaration of Trust also provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with actual or threatened litigation in which they may be involved because of their offices with the Trust unless it is determined in the manner provided in the Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust. However, nothing in the Declaration of Trust shall protect or indemnify a Trustee against any liability for his wilful misfeasance, bad faith, gross negligence or reckless disregard of his duties.

SHAREHOLDER LIABILITY

The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of such a Trust could, under certain circumstances, be held personally liable as partners for the obligations of the Trust. Even if, however, the Trust were held to be a partnership, the possibility of the shareholders' incurring financial loss for that reason appears remote because the Trust's Declaration of Trust contains an express disclaimer of shareholder liability for obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by or on behalf of the Trust or the Trustees, and because, the Declaration of Trust provides for indemnification out of the Trust property for any shareholders held personally liable for the obligations of the Trust.

5% SHAREHOLDERS

As of December 6, 1996, the following persons were the only persons who were record owners (or to the knowledge of the Trust, beneficial owners) of 5% or more of the shares of the Portfolios. The Trust believes that most of the shares referred to below were held by the persons indicated in accounts for their fiduciary, agency, or custodial customers.

TAX FREE PORTFOLIO

Naidot & Co.                                                  14.08%                        53,284,900.00
c/o Bessemer Trust Company
Attn:  Peter Scully
630 Fifth Avenue, 38th Floor
New York, New York  10111-0100

Vose & Co.                                                    18.33%                        69,389,135.31
159 E. Main Street
NY/RO/TO3C
Rochester, New York  14604-1605

Smith & Co.                                                   17.59%                        66,569,005.42
c/o First Security Bank of Utah
Attn:  Rick Parr
P.O. Box 30007
Salt Lake City, Utah  84130

INSTITUTIONAL TAX FREE PORTFOLIO

Bank of America NT & SA                                        7.41%                        82,057,024.66
Attn:  Common Trust Funds, Unit #8329
P.O. Box 3577 Terminal Annex
Los Angeles, California  90051

First American National Bank                                   5.49%                        60,874,451.56
Attn:  Jeff Eubanks
800 First American Center
Nashville, Tennessee  37237-0801

Fifth Third Bank                                               5.03%                        55,761,952.00
Attn:  Jennifer Burrell
38 Fountain Square
Cincinnati, Ohio  45263-0001

Calhoun & Co.                                                 13.36%                       148,047,986.92
c/o Comerica Bank
Attn:  Dennis Miriani
P.O. Box 1319, 7th Floor
Detroit, Michigan  48231

River Oaks Trust Company                                      14.96%                       165,706,737.00
Attn:  Trust Operations
Securities Movement & Control
P.O. Box 4886
Houston, Texas  77210-4886

Unit & Co.                                                     7.57%                        83,855,669.89
c/o US National Bank of Oregon
Attn:  Jeanene Wine
P.O. Box 3168
Portland, Oregon  97208

CALIFORNIA TAX EXEMPT PORTFOLIO

The Bank of California NA                                      6.32%                        28,079,566.31
Cash Management Services
475 Samsome Street, 11th Floor
Attn:  Elena Aguba
San Francisco, California  94111

Southwest Securities                                          75.10%                       333,670,816.31
Special Custodial Account for Exclusive
 Benefit of Our Customers
Attn:  Cathy Reames
P.O. Box 509002
Dallas, Texas  75250-9002

City  National Bank                                           15.20%                        67,521,249.56
Attn:  Michael Nunnelee
400 N. Roxbury Drive, Suite 700
Beverly Hills, California  90210

INTERMEDIATE-TERM MUNICIPAL PORTFOLIO

Transco & Company                                             10.21%                         1,496,084.61
c/o Intrust Bank, N.A.
Attn:  Pat Wills
P.O. Box 48698
Wichita, Kansas  67201

SEI Trust Company                                             37.65%                         5,518,621.47
Attn:  Jacqueline Esposito
680 E. Swedesford Road
Wayne, Pennsylvania  19087

PENNSYLVANIA MUNICIPAL PORTFOLIO

Sheldon & Co. (Integra)                                       77.53%                         7,050,282.09
c/o National City
Attn:  Trust Mutual Funds
P.O. Box 94777, Loc 5312
Cleveland, Ohio  44101-4777

SEI Trust Company                                              6.78%                           616,189.52
Attn:  Jacqueline Esposito
680 E. Swedesford Road
Wayne, Pennsylvania  19087

Meg and Co.                                                    8.24%                           749,047.35
c/o United States National bank
Attn:  Debbie Moraca
P.O. Box 520
Johnstown, Pennsylvania  15907-0520

PENNSYLVANIA TAX FREE PORTFOLIO

The Farmers Company                                            7.35%                         3,201,900.00
c/o Farmers First Bank - Lititz
Attn:  Wendy Basehoar
P.O. Box 1000
Lititz, Pennsylvania  17543-7000

The Fulton Company                                            89.17%                        38,858,961.20
c/o Fulton Bank Trust Dept.
Attn:  Dennis Patrick
One Penn Square
Lancaster, Pennsylvania  17602-2853

KANSAS TAX FREE PORTFOLIO

Transco & Company                                             99.19%                         6,964,666.79
c/o Intrust Bank, N.A.
Attn:  Pat Wills
P.O. Box 48698
Wichita, Kansas  67201

EXPERTS

The financial statements and the financial highlights have been audited by Arthur Andersen LLP, independent public accountants.

FINANCIAL STATEMENTS

The Trust's financial statements for the fiscal year ended August 31, 1996, including notes thereto and the report of Arthur Andersen LLP thereon, are herein incorporated by reference. A copy of the 1996 Annual Report must accompany the delivery of this Statement of Additional Information.